TO THE SECRETARY OF IDS LIFE
INSURANCE COMPANY OF NEW YORK

By a Consent in Writing in Lieu of a Meeting of the Board of Directors received by the Secretary on April 17, 1996, the Board of Directors of IDS Life Insurance Company of New York:

         RESOLVED, That IDS Life of New York Flexible Portfolio Annuity Account (redesignated as IDS Life of New York Variable Annuity Account), comprised of one or more subaccounts, was established as a separate account in accordance with Section 4240 New York Insurance Law and New York Insurance Regulation 47; and

         RESOLVED FURTHER, That the proper officers of the Corporation were authorized and directed to establish such subaccounts within such separate account as they determine to be appropriate; and

         RESOLVED FURTHER, that the proper officers of the Corporation were authorized and directed, as they may deem appropriate from time to time and in accordance with applicable laws and regulations to establish further any subaccounts and change the designation of the separate account to another designation.

As Vice President - Annuities of IDS Life Insurance Company of New York, I hereby establish, in accordance with the above resolutions and pursuant to authority granted by the Board of Directors, 112 additional subaccounts within the separate account. Two of each such subaccounts will invest in the following funds:

AXP(R) Variable Portfolio - Blue Chip Advantage Fund
AXP(R) Variable Portfolio - Bond Fund
AXP(R) Variable Portfolio - Capital Resource Fund
AXP(R) Variable Portfolio - Cash Management Fund
AXP(R) Variable Portfolio - Diversified Equity Income Fund
AXP(R) Variable Portfolio - Emerging Markets Fund
AXP(R) Variable Portfolio - Equity Select Fund
AXP(R) Variable Portfolio - Extra Income Fund
AXP(R) Variable Portfolio - Federal Income Fund
AXP(R) Variable Portfolio - Global Bond Fund
AXP(R) Variable Portfolio - Growth Fund
AXP(R) Variable Portfolio - International Fund
AXP(R) Variable Portfolio - Managed Fund
AXP(R) Variable Portfolio - New Dimensions Fund(R)
AXP(R) Variable Portfolio - Partners Small Cap Value Fund
AXP(R) Variable Portfolio - S&P 500 Index Fund
AXP(R) Variable Portfolio - Small Cap Advantage Fund
AXP(R) Variable Portfolio - Stock Fund
AXP(R) Variable Portfolio - Strategy Aggressive Fund
AIM V.I. Capital Appreciation Fund, Series II Shares
AIM V.I. Capital Development Fund, Series II Shares
Alliance VP AllianceBernstein International Value Portfolio (Class B) Alliance VP Growth & Income Portfolio (Class B)
American Century(R) VP International, Class II
American Century(R) VP Value, Class II
Calvert Variable Series, Inc. Social Balanced Portfolio
Evergreen VA Capital Growth Fund - Class 2
Fidelity(R) VIP Growth & Income Portfolio Service Class 2
Fidelity(R) VIP Mid Cap Portfolio Service Class 2
Fidelity(R) VIP Overseas Portfolio Service Class 2

FTVIPT Franklin Real Estate Fund - Class 2
FTVIPT Franklin Small Cap Value Securities Fund - Class 2
FTVIPT Mutual Shares Securities Fund - Class 2
Goldman Sachs VIT CORE(SM) U.S. Equity Fund
Goldman Sachs VIT Mid Cap Value Fund
INVESCO VIF - Dynamics Fund
INVESCO VIF - Financial Services Fund
INVESCO VIF - Technology Fund
INVESCO VIF - Telecommunications Fund
Janus Aspen Series Global Technology Portfolio: Service Shares
Janus Aspen Series international Growth Portfolio: Service Shares
Lazard Retirement Series International Equity Portfolio
MFS(R) Investors Growth Stock Series - Service Class
MFS(R) New Discovery Series - Service Class
MFS(R) Utilities Series - Service Class
Pioneer Equity Income VCT Portfolio - Class II Shares
Pioneer Europe VCT Portfolio - Class II Shares
Putnam VT Health Sciences Fund - Class IB Shares
Putnam VT International Growth Fund - Class IB Shares
Putnam VT Vista Fund - Class IB Shares
Strong Opportunity Fund II - Advisor Class
Wanger International Small Cap
Wanger U.S. Smalller Companies
Wells Fargo VT Asset Allocation Fund
Wells Fargo VT International Equity Fund
Wells Fargo VT Small Cap Growth Fund

In accordance with the above resolutions and pursuant to authority granted by the Board of Directors of IDS Life Insurance Company of New York, the Unit Investment Trust comprised of IDS Life of New York Variable Annuity Account and consisting of 156 subaccounts is hereby reconstituted as IDS Life of New York Variable Annuity Account consisting of 268 subaccounts.

                                                Received by the Secretary:


/s/ Gumer C. Alvero                             /s/ Eric L. Marhoun
----------------------                          --------------------
    Gumer C. Alvero                                 Eric L. Marhoun


                                                Date:  October 28, 2002